Exhibit 99.1

Bioxytran Secures $1.6 million SPA to Extinguish Note & Fund Clinical Development

- Repurchasing all convertible note overhang, and

- Funding pre-clinical and clinical trials

- Management forfeiting $460,000 in accrued payroll

BOSTON, MASSACHUSETTS, January 22, 2025 — BIOXYTRAN, INC. (OTCQB: BIXT) (the “Company”), a clinical stage biotechnology company developing oral and intravenous drugs to treat viral diseases, fibrosis, stroke, dementia, and Alzheimer’s disease, announced that it has entered into a common stock purchase agreement (the “SPA”) with TRITON FUNDS LP for $1,600,000. A portion of the proceeds will pay off an existing noteholder who has agreed to settle the note for $805,000. The balance of the funding will go toward advancement of regulatory pre-clinical and clinical trials and for working capital needs. This would not only be TRITON FUNDS second investment in the Company but also a much larger investment. Simultaneously, the Company’s management is forfeiting accrued salaries and expenses for a total value of more than $460,000.

“TRITON FUNDS recognizes Bioxytran’s steadfast commitment to advancing its core thesis on the potential of Galectin Antagonists and eagerly anticipates the outcomes of upcoming trials.”, said Axel Olson, Equity Analyst and Entrepreneur in Residence at TRITON FUNDS. “We have been following the advancements in galectin science and like the trajectory. There are more players in the space, more indications that are linked to galectins, and more evidence than ever that galectin blockers are viable. From our point of view, Bioxtran is a highly undervalued asset with exceptionally strong clinical trial data that warrants further development. We are very happy to provide the capital needed to accelerate Bioxytran’s current development pathway. We view this investment as a stepping stone for follow on investment of a more substantial nature. We hope retail investors see that this financing removes the convertible overhang and should allow market driven price discovery.

“The company has an excellent working relationship with Triton,” commented CEO of Bioxytran Inc, Dr. David Platt. “Their investment showcases their commitment to the long-term success of Bioxytran. This gives us the momentum needed to move forward with our regulatory pathway and with our FDA trial of PLM, while at the same time testing a number of viruses with pandemic potential. These pandemic viruses showcase our broad-spectrum antiviral capability”

About Bioxytran, Inc.

Bioxytran, Inc. is a clinical stage biotechnology company pioneering a library of novel complex carbohydrate structures using artificial intelligence software that interprets the Nuclear Magnetic Resonance imaging of druggable targets like the galectin fold to create a rational drug design. The leading drug candidates vetted by in vitro testing, are capable of neutralizing viruses. The peer-reviewed discovery of the galectin fold located on the spike proteins of viruses such as COVID-19, RSV, and H1N1 demonstrate there exists a conserved region on the spike in which Bioxytran’s molecules achieve virus neutralization. The extent of the carbohydrate structure’s ability to neutralize untested viruses is unknown just like the initial discovery of antibiotics last century and its ability to treat a broad spectrum of bacterial infections. Applications of this platform technology extend to the treatment of significant unmet medical needs in virology, degenerative disease, and hypoxia. The leading drug candidate, Prolectin-M, is a new class of antiviral drug designed to antagonize galectins implicated in inflammatory, fibrotic, and malignant diseases. Bioxytran’s other development programs are for pulmonary fibrosis and stroke treatment. More information can be found at www.bioxytraninc.com

Investor Relations

Michael Sheikh

509-991-0245

mike.sheikh@bioxytraninc.com

Forward-Looking Statements

This press release includes forward-looking statements as defined under federal law, including those related to the performance of technology described in this press release. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause Bioxytran’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward-looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Bioxytran undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.